Exhibit 99.1

NexTier Announces Second Quarter 2022 Financial and Operational Results

HOUSTON, Texas (July 26, 2022) - NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today reported second quarter 2022 financial and operational results.
Second Quarter 2022 Results and Recent Highlights
•Total revenue of $842.9 million, a 33% sequential increase and 189% year-over-year
•Achieved fifth consecutive quarter of 25%+ revenue growth
•Net income of $68.5 million ($0.27 per diluted share), compared to $8.8 million ($0.04 per diluted share) in the prior quarter and net loss of $31.8 million in second quarter of 2021
•Adjusted net income(1) of $98.5 million ($0.39 per diluted share), compared to $20.8 million ($0.08 per diluted share) in the prior quarter and adjusted net loss of $41.7 million in second quarter of 2021
•Adjusted EBITDA(1) of $165.9 million, compared to $83.5 million in the prior quarter and $5.3 million in second quarter of 2021
•Cash from operations of $117.8 million and positive free cash flow(1) of $67.4 million
•Exited second quarter of 2022 with total liquidity of $492.4 million, including $158.1 million of cash and undrawn ABL; no term loan maturities until 2025

Management Commentary
“Our operations performed at a high level in the second quarter, as strong efficiency gains, combined with net pricing improvements delivered a record quarter for NexTier. The structurally undersupplied oil and natural gas markets have resulted in robust demand for our services,” commented Robert Drummond, President and Chief Executive Officer of NexTier.
“We believe frac fleets are effectively sold-out, and see a scenario where frac fleet supply will remain a bottleneck for US land oil and natural gas production growth through 2023 and beyond. I am excited about the future of NexTier and expect to continue to deliver strong free cash flow, margin expansion and profitable growth during what looks to be a sustained up-cycle,” stated Drummond.
“Our adjusted EBITDA doubled, sequentially, driven by strong 33% top line growth and incrementals(1) of 40%, proving the success of our strategy early in the cycle,” said Kenny Pucheu, Executive Vice President and Chief Financial Officer of NexTier. “Delivering on our commitments, free cash flow accelerated in the second quarter and we have line of sight to further improvements in future periods. Most importantly, we believe we are in the early stages of a multi-year recovery, and our fleet enhancing countercyclical investments have strengthened our position and ability to deliver leading returns.”
Second Quarter 2022 Financial Results
Revenue totaled $842.9 million in the second quarter of 2022, compared to $635.0 million in the first quarter of 2022, and $292.1 million in the second quarter of 2021. The sequential improvement in revenue was primarily driven by improved net and gross pricing, efficiency gains, continued progress in our wellsite integration strategy, and the addition of one fleet late in the first quarter of 2022, as previously reported, that was fully operational for the entirety of the second quarter of 2022.
Net income totaled $68.5 million, or $0.27 per diluted share, in the second quarter of 2022, compared to net income of $8.8 million, or $0.04 per diluted share, in the first quarter of 2022. Adjusted net income totaled $98.5 million, or $0.39 per diluted share, in the second quarter of 2022, compared to adjusted net income of $20.8 million, or $0.08 per diluted share, in the first quarter of 2022.
Selling, general and administrative expense (“SG&A”) of $35.9 million in the second quarter of 2022 was relatively unchanged from the first quarter of 2022. Adjusted SG&A(1) totaled $27.4 million in the second quarter of 2022, compared to adjusted SG&A of $27.5 million in the first quarter of 2022.
Adjusted EBITDA totaled $165.9 million in the second quarter of 2022, compared to adjusted EBITDA of $83.5 million in the first quarter of 2022, and $5.3 million in the second quarter of 2021.

Second Quarter 2022 Management Adjustments
EBITDA(1) for the second quarter of 2022 was $135.8 million. When excluding net management adjustments of $30.1 million, adjusted EBITDA for the second quarter was $165.9 million. Management adjustments included $7.5 million in non-cash stock compensation expense, $23.7 million in acquisition, integration, and expansion costs mostly related to the revaluation of the earnout for the Alamo Acquisition, partially offset by a net $1.2 million in other adjustments.
Completion Services
Revenue in our Completion Services segment totaled $801.0 million in the second quarter of 2022, compared to $602.6 million in the first quarter of 2022. Adjusted gross profit(1) totaled $184.7 million in the second quarter of 2022, compared to $106.3 million in the first quarter of 2022.
During the second quarter of 2022, the Company did not deploy any additional horsepower to its Completions Services fleet.
Well Construction and Intervention Services
Revenue in our Well Construction and Intervention Services segment, totaled $41.9 million in the second quarter of 2022, compared to $32.4 million in the first quarter of 2022. The sequential improvement was primarily driven by increased customer activity. Adjusted gross profit totaled $8.3 million in the second quarter of 2022, compared to adjusted gross profit of $4.1 million in the first quarter of 2022.
Balance Sheet and Capital
Total debt outstanding as of June 30, 2022 was $368.2 million, net of debt discounts and deferred finance costs and excluding finance lease obligations. As of June 30, 2022, total available liquidity was $492.4 million, comprised of cash of $158.1 million and $334.3 million of available borrowing capacity under our asset-based credit facility, which remains undrawn.
Total cash provided by operating activities during the second quarter of 2022 was $117.8 million and cash used by investing activities was $50.5 million, resulting in a positive free cash flow of $67.4 million in the second quarter of 2022.
Sale of Coiled Tubing assets
On July 19, 2022, a wholly-owned subsidiary of the Company entered into a definitive agreement to sell the Company’s Coiled Tubing assets to Gladiator Energy LLC for a cash purchase price of $21.55 million. The transaction is subject to customary closing conditions and is expected to close in the third quarter of 2022.
The divestiture of non-core assets is consistent with the Company’s strategy to repurpose capital towards the highest return projects that fit the Company’s strategy around wellsite integration, while also enhancing liquidity.
Outlook
Industry fundamentals remain positive in the third quarter of 2022, with a continuation of strong demand and very high industry utilization. Seasonally, the third quarter is typically the strongest quarter of the year, and we expect this will again be the case this year.
We do not expect to add any additional horsepower to the market for the remainder of 2022.
For the third quarter of 2022 we anticipate sequential revenue growth of 8-10%. We expect the third quarter of 2022 to see improved profitability and expanded margins relative to the second quarter of 2022.
We now expect to generate free cash flow in excess of $225 million in 2022.
Mr. Drummond concluded, “We are very encouraged by what we see in the market, even considering the concerns about the global economy potentially slowing. Our customers returns are very strong and there is likely considerable room for commodity prices to decrease before impacting demand for our services. Years of underinvestment should provide motivation to continue profitable activity. Given already high equipment utilization, we will use this favorable market backdrop to continue our drive to recapture COVID related pricing concessions, suggesting significant profitability upside remains as we continue to navigate improved cycle dynamics.”
Conference Call Information
On July 27, 2022, NexTier will hold a conference call for investors at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss second quarter 2022 financial and operating results. Hosting the call will be Robert Drummond, President and Chief

Executive Officer and Kenneth Pucheu, Executive Vice President and Chief Financial Officer. The call can be accessed via a live webcast accessible on the IR Event Calendar page in the Investor Relations section of our website at www.nextierofs.com, or live over the telephone by dialing (855) 560-2574, or for international callers, (412) 542-4160 and referencing NexTier Oilfield Solutions. A replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers, (412) 317-0088. The passcode for the replay is 5074559. The replay will be available until August 3, 2022. An archive of the webcast will be available shortly after the call on our website at www.nextierofs.com for twelve months following the call.
About NexTier Oilfield Solutions
Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.
(1)Non-GAAP Financial Measures. The Company has included in this press release or discussed on the conference call described above certain non-GAAP financial measures, some of which are calculated on segment basis or product line basis. These measurements provide supplemental information which management believes is useful to analysts and investors to evaluate our ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. You should not consider them in isolation from, or as a substitute for, analysis of our results under GAAP.
Non-GAAP financial measures include EBITDA, adjusted EBITDA, adjusted EBITDA margin, incrementals, adjusted gross profit, adjusted net income, adjusted net income per share, free cash flow, adjusted SG&A, and net debt. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing the Company’s ongoing operating performance, and thereby facilitate review of the Company’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to the Company’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, the Company believes EBITDA, adjusted EBITDA, adjusted EBITDA margin, incrementals, adjusted gross profit, adjusted SG&A, adjusted net income, and adjusted net income per share provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies. The Company believes free cash flow is important to investors in that it provides a useful measure to assess management's effectiveness in the areas of profitability and capital management.
For a reconciliation of these non-GAAP measures, please see the tables at the end of this press release. Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly with estimates for certain contingent liabilities, and estimating non-cash unrealized fair value losses and gains which are subject to market variability and therefore a reconciliation is not available without unreasonable effort.
Non-GAAP Measure Definitions: EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted with certain items management does not consider in assessing ongoing performance. Management uses adjusted EBITDA to set targets and to assess the performance of the Company. Adjusted EBITDA margin is defined as (i) Revenue divided by (ii) Adjusted EBITDA. Incrementals is defined as the change in adjusted EBITDA quarter over quarter divided by the change in revenue quarter over quarter. Adjusted gross profit is defined as revenue less cost of services, further adjusted to eliminate items in cost of services that management does not consider in assessing ongoing performance. Adjusted gross profit at the segment level is not considered to be a non-GAAP financial measure as it is our segment measure of profit or loss and is required to be disclosed under GAAP pursuant to ASC 280. Adjusted net income is defined as net income adjusted with certain items management does not consider in assessing ongoing performance. Adjusted net income per share is defined as (i) adjusted net income, (ii) divided by the number of weighted average shares outstanding. Adjusted SG&A is defined as selling, general and administrative expenses adjusted for severance and business divestiture costs, merger/transaction-related costs, and other non-routine items. Free cash flow is defined as the net increase (decrease) in cash and cash equivalents before financing activities, excluding any acquisitions. Net debt is defined as (i) total debt, net of unamortized debt discount and debt issuance costs, (ii) subtracted by cash and cash equivalents.
Forward-Looking Statements and Where to Find Additional Information
This press release and discussion in the conference call described above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would,” “plan,” “target,” “predict,” “potential,” “outlook,” and “reflects,” or the negative thereof and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this press release or made during the conference call described above that are forward-looking, including projections as to the Company’s 2022 guidance and other outlook information (including with respect to the industry in which the Company conducts its business) and the expected timing for the closing of the sale of the Company’s Coil Tubing assets, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the Company’s control. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which the Company conducts its business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the ongoing impact of geopolitical conflicts; (iv) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (v) the ability to obtain or renew customer contracts and changes in customer requirements in the markets the Company serves; (vi) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vii) the ability to protect and enforce intellectual property rights; (viii) the effect of environmental and other governmental regulations on the Company’s operations; (ix) the effect of a loss of, or interruption in operations of, the Company of one or more key suppliers, or customers, including resulting from inflation, including as a result of ongoing geopolitical conflicts, COVID-19 resurgence, product defects, recalls or suspensions; (x) the variability of crude oil and natural gas commodity prices; (xi) the market price (including inflation) and timely availability of materials or equipment; (xii) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xiii) the Company’s ability to employ a sufficient number of skilled and qualified workers; (xiv) the level of, and obligations associated with, indebtedness; (xv) fluctuations in the market price of the Company’s stock; (xvi) the continued impact of the COVID-19 pandemic (including as a result of the emergence of new variants and strains of the virus, such as Delta and Omicron) and the evolving response thereto by governments, private businesses or others to contain the spread of the virus and its variants or to treat its impact, and the possibility of increased inflation, travel restrictions, lodging shortages or other macro-economic challenges as the economy emerges from the COVID-19 pandemic; and (xvii) other risks detailed in our latest Annual Report on Form 10-K, including, but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (“the SEC”), which are available on the SEC website or www.NexTierOFS.com. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.
Additional information about the Company, including information on the Company’s response to COVID-19, can be found in its periodic reports and other filings with the SEC, available www.sec.gov or www.NexTierOFS.com.
Investor Contact:
Kenneth Pucheu
Executive Vice President - Chief Financial Officer

Michael Sabella
Vice President - Investor Relations and Business Development
michael.sabella@nextierofs.com

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share data)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021

Revenue	$842,912	$635,043	$292,145
Operating costs and expenses:
Cost of services	649,866	524,656	269,260
Depreciation and amortization	58,794	55,163	40,671
Selling, general and administrative expenses	35,855	35,859	20,734
Merger and integration	23,682	9,232	178
Gain on disposal of assets	(866)	(823)	(2,017)
Total operating costs and expenses	767,331	624,087	328,826
Operating income (loss)	75,581	10,956	(36,681)
Other income (expense):
Other income, net	1,461	5,370	11,247
Interest expense, net	(7,344)	(7,374)	(5,726)
Total other income (expense)	(5,883)	(2,004)	5,521
Income (loss) before income taxes	69,698	8,952	(31,160)
Income tax expense	(1,240)	(160)	(621)
Net income (loss)	$68,458	$8,792	$(31,781)

Net income (loss) per share: basic	$0.28	$0.04	$(0.15)
Net income (loss) per share: diluted	$0.27	$0.04	$(0.15)

Weighted-average shares: basic	243,969	243,269	215,443
Weighted-average shares: diluted	250,775	247,705	215,443

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$158,136	$110,695
Trade and other accounts receivable, net	456,632	301,740
Inventories, net	57,229	38,094
Assets held for sale	8,727	1,555
Prepaid and other current assets	46,029	55,625
Total current assets	726,753	507,709
Operating lease right-of-use assets	17,369	21,767
Finance lease right-of-use assets	45,616	41,537
Property and equipment, net	603,343	620,865
Goodwill	192,780	192,780
Intangible assets	57,441	64,961
Other noncurrent assets	10,904	7,962
Total assets	$1,654,206	$1,457,581
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$260,217	$190,963
Accrued expenses	281,402	213,923
Customer contract liabilities	21,538	23,729
Current maturities of operating lease liabilities	5,481	7,452
Current maturities of finance lease liabilities	14,593	11,906
Current maturities of long-term debt	13,691	13,384
Other current liabilities	13,440	10,346
Total current liabilities	610,362	471,703
Long-term operating lease liabilities, less current maturities	12,456	20,446
Long-term finance lease liabilities, less current maturities	23,585	26,873
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, less current maturities	354,503	361,501
Other non-current liabilities	9,217	30,041
Total non-current liabilities	399,761	438,861
Total liabilities	1,010,123	910,564
Stockholders’ equity:
Common stock	2,442	2,420
Paid-in capital in excess of par value	1,105,006	1,094,020
Retained deficit	(463,914)	(541,164)
Accumulated other comprehensive loss	549	(8,259)
Total stockholders’ equity	644,083	547,017
Total liabilities and stockholders’ equity	$1,654,206	$1,457,581

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands)

	Three Months Ended
	June 30, 2022	March 31, 2022
Completion Services:
Revenue	$801,049	$602,620
Cost of services	616,319	496,286
Depreciation and amortization and (gain) loss on sale of assets	51,312	47,759
Net income	133,418	58,575
Adjusted gross profit(1)	$184,730	$106,334

Well Construction and Intervention Services:
Revenue	$41,863	$32,423
Cost of services	33,547	28,370
Depreciation and amortization and (gain) loss on sale of assets	2,157	2,287
Net income (loss)	6,159	1,766
Adjusted gross profit(1)	$8,316	$4,053

(1)The Company uses adjusted gross profit as its measure of profitability for segment reporting.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Net income (loss)	$68,458	$8,792	$(31,781)
Interest expense, net	7,344	7,374	5,726
Income tax expense	1,240	160	621
Depreciation and amortization	58,794	55,163	40,671
EBITDA	$135,836	$71,489	$15,237
Plus management adjustments:
Acquisition, integration and expansion(1)	$23,682	$9,232	$178
Non-cash stock compensation(2)	7,547	7,815	4,889
Market-driven costs(3)	—	—	378
Divestiture of business(4)	905	541	2,428
Gain on equity security investment(5)	(2,111)	(5,606)	(1,331)
Litigation(6)	416	—	1,638
Tax audit(7)	—	—	(8,778)
Insurance recovery(8)	—	—	(9,686)
Other	(390)	22	347
Adjusted EBITDA	$165,885	$83,493	$5,300

(1)    Represents transaction and integration costs, including earnout payments, related to acquisitions.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.
(3)    Represents market-driven severance, leased facility closures, and restructuring costs incurred as a result of significant declines in crude oil prices resulting from demand destruction from the COVID-19 pandemic and global oversupply.
(4)    Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of Basic Energy Services.
(5)    Represents the realized and unrealized (gain) loss on an equity security investment composed primarily of common equity shares in a public company.
(6)    Represents increases in accruals related to contingencies acquired in business acquisitions or exceptional material events.
(7) Represents a reduction of the Company’s accrual related to a tax audits acquired in business acquisitions.
(8) Represents a gain on estimated insurance recovery in excess of book value due to a fire incident.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended		Variance
	June 30, 2022	March 31, 2022
Adjusted EBITDA	$165,885	$83,493	$82,392
Revenue	$842,912	$635,043	$207,869
Adjusted EBITDA margin	20%	13%
Incrementals			40%

Three Months Ended June 30, 2022
Selling, general and administrative expenses	$35,855
Less management adjustments:
Non-cash stock compensation	(7,547)
Litigation	(416)
Divestiture of business	(905)
Other	390
Adjusted selling, general and administrative expenses	$27,377

Three Months Ended March 31, 2022
Selling, general and administrative expenses	$35,859
Less management adjustments:
Non-cash stock compensation	(7,815)
Divestiture of business	(541)
Other	(22)
Adjusted selling, general and administrative expenses	$27,481

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended June 30, 2022
	Completion Services	WC&I	Total
Revenue	$801,049	$41,863	$842,912
Cost of services	616,319	33,547	649,866
Gross profit excluding depreciation and amortization	184,730	8,316	193,046
Management adjustments associated with cost of services	—	—	—
Adjusted gross profit	$184,730	$8,316	$193,046

	Three Months Ended March 31, 2022
	Completion Services	WC&I	Total
Revenue	$602,620	$32,423	$635,043
Cost of services	496,286	28,370	524,656
Gross profit excluding depreciation and amortization	106,334	4,053	110,387
Management adjustments associated with cost of services	—	—	—
Adjusted gross profit	$106,334	$4,053	$110,387

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

Three Months Ended

June 30, 2022
Net provided by operating activities	$117,834
Net cash used in investing activities	(50,458)
Free cash flow	$67,376

Three Months Ended

March 31, 2022
Net cash used by operating activities	$28,666
Net cash used in investing activities(1)	(26,996)
Free cash flow	$1,670

(1) Excludes $0.5 million due to net working capital adjustments in connection with the acquisition of Alamo Pressure Pumping.

Three Months Ended

June 30, 2022
Total debt, net of unamortized debt discount and debt issuance costs	$368,194
Cash and cash equivalents	158,136
Net debt	$210,058

Three Months Ended

March 31, 2022
Total debt, net of unamortized debt discount and debt issuance costs	$371,636
Cash and cash equivalents	99,788
Net debt	$271,848

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands, except per share data)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Net income (loss)	$68,458	$8,792	$(31,781)
Plus management adjustments:
Acquisition, integration and expansion(1)	$23,682	$9,232	178
Non-cash stock compensation(2)	7,547	7,815	4,889
Market-driven costs(3)	—	—	378
Divestiture of business(4)	905	541	2,428
Gain on equity security investment(5)	(2,111)	(5,606)	(1,331)
Litigation(6)	416	—	1,638
Tax audit(7)	—	—	(8,778)
Insurance recovery(8)	—	—	(9,686)
Other	(390)	22	347
Adjusted net income (loss)	$98,507	$20,796	$(41,718)

Adjusted net income (loss) per share: basic	$0.40	$0.09	$(0.19)
Adjusted net income (loss) per share: diluted	$0.39	$0.08	$(0.19)

Weighted-average shares: basic	243,969	243,269	215,443
Weighted-average shares: diluted	250,775	247,705	215,443

(1)    Represents transaction and integration costs, including earnout payments, related to acquisitions.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.
(3)    Represents market-driven severance, leased facility closures, and restructuring costs incurred as a result of significant declines in crude oil prices resulting from demand destruction from the COVID-19 pandemic and global oversupply.
(4)    Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of Basic Energy Services.
(5)    Represents the realized and unrealized (gain) loss on an equity security investment composed primarily of common equity shares in a public company.
(6)    Represents increases in accruals related to contingencies acquired in business acquisitions or exceptional material events.
(7) Represents a reduction of the Company’s accrual related to a tax audits acquired in business acquisitions.
(8) Represents a gain on estimated insurance recovery in excess of book value due to a fire incident.